Exhibit 21

                               KANEB SERVICES LLC
                                 SUBSIDIARY LIST

KANEB SERVICES LLC
Kaneb, Inc.
Kaneb LLC Kaneb Pipe Line Company LLC Kaneb Pipe Line Partners, L.P. Kaneb Pipe Line Operating Partnership, L.P.
Statia Terminals Holding Company LLC
Statia Technology, Inc.
Statia Marine, Inc.
Statia Terminals International N.V.
Statia Terminals Corporation N.V.
Statia Terminals Canada, Incorporated
Port Tupper Marine Services Limited
Statia Terminals Canada Partnership
Statia Terminals Canada Holdings, Incorporated
Statia Terminals Antilles N.V.
SABA Trustcompany N.V.
Bicen Development Corporation N.V.
Statia Terminals N.V.
Statia Laboratory Services N.V.
Statia Tugs N.V.
Statia Terminals Delaware, Inc.
Statia Terminals, Inc.
Statia Terminals New Jersey, Inc.
Seven Seas Steamship Company, Inc.
Seven Seas Steamship Company (Saint Eustatius) N.V.
Support Terminal Operating Partnership, L.P.
ST Services Ltd
ST Eastham  Ltd.
ST Linden Terminal, LLC
ST/Center Chillicothe Terminal LLC
ST Australia Pty Ltd.
Terminals Pty Ltd.
ST New Zealand Pty Ltd.
Bulk Storage Terminals Limited
BST (Auckland) Limited
Support Terminal Services, Inc.
StanTrans, Inc.
StanTrans Holding, Inc.
StanTrans Partners, L.P.
Shore Terminals LLC
Kaneb Investment, L.L.C.
Kaneb Management Company LLC
Diamond K Limited
Kaneb Management, L.L.C.
Martin Oil LLC
Texas Energy Services LLC